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                                                                  Exhibit 23(A)

                               Coopers & Lybrand L.L.P.

                             a professional services firm




                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of Mercantile Bankshares Corporation on Form S-4 (File No. 333-19623) of our report dated January 22, 1996, on our audit of the consolidated financial statements of Mercantile Bankshares Corporation and Affiliates as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1995, of Mercantile Bankshares Corporation. We also consent to the reference to our firm under the caption "Experts".


                                                  /s/ Coopers & Lybrand L.L.P.

                                                  COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
January 15, 1997